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                                 Exhibit 10.57

                 STATEMENT OF CONDITIONS TO RIVERBOAT GAMING
                     LICENSE OF PNK (LAKE CHARLES), L.L.C.
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     PNK (LAKE CHARLES), L.L.C. and PINNACLE ENTERTAINMENT, INC. hereby expressly accept, agree and stipulate to the following conditions to the license of PNK (LAKE CHARLES), L.L.C. to conduct riverboat gaming, to be issued by the Louisiana Gaming Control Board ("Board") pursuant to the provisions of La. R.S. 27:1, et seq. and administrative rules promulgated pursuant thereto. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. hereby agree as follows:


     1. Approval by a majority of those voting in the referendum election required by Article XII, Section 6(C)(2) of the Louisiana Constitution. (Referred to herein as "Local Referendum").


     2. To at all times comply with all provisions of federal and state law, including, but not limited to, the Louisiana Gaming Control Law ("LGCL"), La. R.S. 27:1, et seq, and all administrative rules and regulations in effect or later promulgated by the Board.


     3. To indemnify and hold harmless the State of Louisiana, the Board, the Louisiana Department of Justice, the Louisiana Department of Public Safety and Corrections, their members, agents, and employees against any and all claims for personal injury or property damage arising out of or in connection with negligence and/or errors and omissions in the following:

         a.  The approval of an application;

         b. The approval of the plans, designs and specifications of the Approved Project as defined in Condition 7, including the riverboat, shore or support facilities and all other amenities including hotel;

         c.  The granting of a license, including all conditions placed thereon;

         d. The issuance of all orders, directives, and policy decisions of the Board or the Louisiana State Police Casino Gaming Division ("Division"); and

         e.  The denial, suspension or revocation of a license.

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             PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. agree to sign a separate indemnification agreement implementing this condition. The indemnification agreement shall be signed no later that ten (10) working days following acceptance of the conditions by the Board, PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc.


         4. To assume responsibility for all acts or omissions of any person that result in a violation of La. R. S. 27:1, et seq, or any rule or regulation promulgated pursuant thereto, any order of the Board or the Division, and any portion of the internal controls of PNK (LAKE CHARLES), L.L.C.


         5. To maintain copies of the License and Conditions at the helm or pilot house of the riverboat and the Louisiana offices of the licensee. The License and Conditions shall be produced for examination and inspection upon demand of any agent or representative of the Board or the Division.


         6. To dock the riverboat on the designated waterway at a berth approved by the Board. The legal description of the berth shall be submitted to the Board for approval no later than one hundred twenty (120) days from certification of the results of the Local Referendum. In addition to Board approval, such berth shall be subject to any other necessary governmental approvals.


         7. To offer the kind, amount and scope of non-gaming activities on the riverboat, shore or support facilities, and all other amenities, including hotel, as approved by the Board and described in the application of PNK (LAKE CHARLES), L.L.C. as well as the presentations made to the Board on July 26, 2000 and on October 10, 2001 (hereinafter collectively referred to as the "Approved Project").


         8. To construct and operate the Approved Project. It is expressly agreed and understood by PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. that no gaming operations shall commence until the entire Approved Project has been substantially completed and ready for occupancy or use in the opinion of the Board. The golf course need not be ready for use, provided it is constructed as well as seeded or sodded.

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         9.  The Board, in its sole discretion, shall determine when the
             Approved Project is substantially completed and ready for occupancy or use for purposes of Condition 8 upon petition and presentation to the Board by PNK (LAKE CHARLES), L.L.C. together with a submission of certification of substantial completion and readiness for occupancy or use by PNK (LAKE CHARLES), L.L.C.


         10. To obtain all Coast Guard certifications prior to conducting the preoperative inspection and submit these certifications to the Board for review.


         11. To submit a complete set of internal controls to the Board for approval at least one hundred twenty (120) days prior to the commencement of gaming operations, and to continually operate under a Board approved system of internal controls.


         12. To submit to and successfully complete a preoperative inspection by the Division prior to commencing gaming operations at the approved facility in Lake Charles, Louisiana.


         13. To submit, after commencement of gaming operations, the following reports as part of the quarterly report submissions required by Board rules by the 20th day of January, April, July and October:

             a. A report of all consultants, contractors, agents and junket representatives:

                 1)  Of PNK (LAKE CHARLES), L.L.C.;

                 2) Of Pinnacle Entertainment, Inc. or Pinnacle Entertainment subsidiaries related to Louisiana operations to the extent not reported in similar monthly reports submitted by Casino Magic of Louisiana, Corp., or Louisiana 1 Gaming, A Louisiana Partnership in Commendam; or

                 3) Who are Louisiana persons or entities contracted with Pinnacle or Pinnacle subsidiaries to the extent not reported in similar monthly reports submitted by Casino Magic of Louisiana, Corp., or Louisiana 1 Gaming, A Louisiana Partnership in Commendam.

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                 b.  A report of the number of minorities, females and Louisiana residents employed by PNK (LAKE CHARLES), L. L. C., their general job classification and salaries.


            14. To permanently establish a position entitled Compliance Manager whose sole responsibility shall be to advise PNK (LAKE CHARLES), L.L.C. management and employees as to gaming regulations, ensure that PNK (LAKE CHARLES), L.L.C. remains in compliance with all gaming laws and regulations, and to administer remedial action in appropriate cases should PNK (LAKE CHARLES), L.L.C. fail to comply with applicable gaming laws. The Compliance Manager shall not occupy any other position or title with the licensee and shall serve as a liaison between the licensee and the Board, the Division, and the Attorney General's Gaming Division. This position shall be created and filled prior to the commencement of gaming activities. The person who fills this position shall reside in the state of Louisiana.


            15. To abide by the following standards for construction of the Approved Project:

                 a. No later than one hundred twenty (120) calendar days after certification of the results of the Local Referendum, to submit architectural blueprints and a detailed plan of design and construction of the Approved Project, including, but not limited to, the riverboat gaming vessel, shore, support, terminal, hotel, golf course and related facilities to the Board for review and approval. The plans and specifications shall satisfy the minimum requirements of riverboat size and design as provided in the Louisiana Gaming Control Law. The plans and specifications shall also comply with all applicable laws and regulations, including, but not limited to, environmental, fire and safety codes, Coast Guard regulations or such other applicable requirements as are imposed on vessels of similar design and size by federal, state and local laws.

                 b. To contract with a shipyard to construct the riverboat gaming vessel and to enter into all other necessary contracts for construction of the Approved Project and to submit copies of the contracts for Board review and approval no later than one hundred twenty (120) days after Board approval of the plans and specifications referenced in Condition 15a. Additional time may be granted by the Board in its sole discretion upon timely request for good cause shown. Failure to meet this deadline or to timely

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                     receive a waiver or extension of time from the Board may
                     result in forfeiture of all privileges to the riverboat license.

                 c. To Commence Construction of the Approved Project, including, but not limited to, the riverboat gaming vessel, shore, support, terminal, hotel, golf course and related facilities on or before thirty (30) days after Board approval of the contracts referenced in Condition 15b with construction to be completed within eighteen (18) months of commencement of construction (subject to force majeure). "Commence Construction" or "Commencement of Construction" shall be that time following Board approval of the contracts referenced in Condition 15b when excavating and grading work begins for purposes of preparing any foundation(s) related to the Approved Project. Neither PNK (LAKE CHARLES), L.L.C. nor Pinnacle Entertainment, Inc. may lease a riverboat vessel. Additional time may be granted by the Board in its sole discretion upon timely request for good cause shown. Failure to meet this deadline or to timely receive a waiver or extension of time from the Board may result in forfeiture of all privileges to the riverboat license.

                 d. All contracts related to the Approved Project shall be let only by PNK (LAKE CHARLES), L.L.C. or Pinnacle Entertainment, Inc. unless otherwise approved by the Board.


            16. To establish an Escrow Account and enter into an Escrow Agreement for purposes of administering the funds to finance the Approved Project which Escrow Agreement shall be approved by the Board. The Escrow Agreement shall state that funds drawn from the Escrow Account shall only be used to construct, complete and operate the Approved Project.


            17. To escrow according to a Board-approved Escrow Agreement in an interest bearing account at a Board-approved financial institution an initial sum of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) (the "Initial Escrow Amount"). The Initial Escrow Amount shall be deposited into the Escrow Account within ten (10) business days following certification of the results of the Local Referendum. Evidence of this deposit shall be submitted to the Board when made. Such Escrow Account shall be under the control of PNK (Lake Charles), L. L. C. and Pinnacle Entertainment, Inc. with the stipulation that prior to any disbursement, the funds therein may be invested in accordance with the Board-approved Escrow Agreement. The Initial Escrow Amount shall not be used to fund any development

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                 or pre-development expenses of PNK (LAKE CHARLES), L.L.C. or
                 Pinnacle Entertainment, Inc. prior to the Commencement of Construction. If, at any time prior to Commencement of Construction, the Board, in its sole discretion, determines that PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. are not making satisfactory progress on the Approved Project, the Board may issue a Notice of Unsatisfactory Progress to PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. and afford PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. a thirty (30) calendar day opportunity to cure the unsatisfactory progress. Following the thirty (30) calendar day cure period, if the Board determines, in its sole discretion, that the unsatisfactory progress has not been cured, then, ipso facto, and without any further action by the Board, any and all privileges to the license to conduct riverboat gaming shall be deemed to be and will be surrendered. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. further agree to execute any documents the Board deems appropriate to reflect such surrender. In connection with such surrender and notwithstanding the provisions of Condition 30 herein, PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. expressly waive any rights to seek any relief from any state or United States court, including the Nineteenth Judicial District Court, pursuant to such court's original jurisdiction. Following the surrender of any and all privileges to the license to conduct riverboat gaming and execution of any documents to reflect such surrender the Board deems necessary, the Initial Escrow Amount, along with any accumulated interest thereon, shall be returned to PNK (LAKE CHARLES), L.L.C. or Pinnacle Entertainment, Inc.


            18. To fund, no later than ten (10) days after Board approval of the contracts referenced in Condition 15b, and at all times maintain, until a determination of substantial completion and readiness for occupancy or use by the Board of the Approved Project in accordance with Conditions 8 and 9, a total balance of Two Hundred Twenty-Five Million Dollars ($225,000,000.00) dedicated to the Approved Project such that funds in the Escrow Account, unencumbered funds available through line(s) of credit or other Board approved sources of funding, and funds expended on the Approved Project total Two Hundred Twenty-Five Million Dollars ($225,000,000.00) at all times. In conjunction with the Escrow Agreement submitted to the Board for approval in Condition 16, the initial sources of funding the Two Hundred Twenty-Five Million Dollars ($225,000,000.00) balance shall be submitted to the Board for approval. Initial Bankroll, Capitalized Interest, Pre-Opening Expenses, Contingencies and Corporate Overhead related to the Approved Project may be included as funds expended on the Approved Project.

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            19.  To submit the name(s) of any person or persons authorized to withdraw and disburse funds from the Escrow Account described in these conditions on behalf of the licensee. If any of the names submitted have not previously been found suitable, then such person is prohibited from withdrawing and disbursing funds from the escrow account until the person is found suitable. No person shall be permitted to withdraw funds from the Escrow Account who has not been found suitable.


            20. To draw from the Escrow Account for the sole purposes set forth in the Board approved Escrow Agreement. No disbursements shall be made from the Escrow Account prior to the Board's receipt and acceptance of verification that the Escrow Account is fully funded and construction has commenced as defined in Condition 15c.


            21. To make no disbursements from the Escrow Account to PNK (LAKE CHARLES), L.L.C., Pinnacle Entertainment, Inc. or any affiliate of PNK (LAKE CHARLES), L.L.C. except in the following situations:

                    a. With Board approval, expenses of Pinnacle Entertainment, Inc., PNK (LAKE CHARLES), L.L.C. or an affiliate company may be paid out of the Escrow Account for work directly related to the Approved Project; and

                    b. With Board approval, a one-time reimbursement credit to Pinnacle Entertainment, Inc. or an affiliate of PNK (LAKE CHARLES), L.L.C. will be permitted to be deducted from the Escrow Account for expenses directly related to the Approved Project incurred prior to the Commencement of Construction.

                    c. Funds remaining in the Escrow Account following a determination of substantial completion and readiness for occupancy or use by the Board of the Approved Project in accordance with Conditions 8 and 9 shall be released to PNK (LAKE CHARLES), L.L.C. or Pinnacle Entertainment, Inc.


            22. To submit to the Board by the 20th day of each month the following reports for the prior month:

                 a. A work-in-progress report on the construction of the Approved Project, including, but not limited to, the riverboat gaming vessel,

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                     hotel, golf course, and other dockside development and
                     infrastructure work committed to in the Approved Project as approved by the Board on October 16, 2001, and as supplemented by Board approval of the design and development documents submitted pursuant to Condition 15 and any subsequent Petitions For Modification. The work-in-progress report shall include a narrative on the status of all work up to the date of the report, a progress payment report listing all payments by or on behalf of PNK (LAKE CHARLES), L.L.C. or Pinnacle Entertainment, Inc. and payment amounts made to date on the project, to whom such payments were made and for what goods or services rendered.

                 b. A listing of all persons and entities paid any sum of money to date by or on behalf of PNK (LAKE CHARLES), L.L.C. or Pinnacle Entertainment, Inc. in connection with the Approved Project and the application for the Approved Project. The list shall contain the names, addresses, social security numbers, and tax identification numbers (if applicable) of all such persons and entities and a description of the services rendered by the person or entity. Persons or entities reported in the work-in-progress report need not be included in this report.

                 c. A listing of all persons and entities with whom agreements have been made, along with summaries of the agreements, by or on behalf of PNK (LAKE CHARLES), L.L.C. or Pinnacle Entertainment, Inc. to pay any sum in connection with this project. This list shall include the names, addresses, social security numbers, and tax identification numbers (if applicable) of all such persons and entities as well as a description of the work to be done pursuant to the agreement. Upon request of the Board, a copy of the entire agreement will be provided to the Board.

                 d. A report that includes an itemized statement of expenditures, the balance of the Escrow Account, and the balance of unencumbered funds available through line(s) of credit on the last day of each month.

                 e. A report of all persons having an ownership, economic, revenue or income interest in PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. Since Pinnacle Entertainment, Inc. is a publicly traded company, those holding less than five percent ownership, economic revenue or income interest in Pinnacle Entertainment, Inc. may be excluded from this reporting, unless the Board requires otherwise.

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                 f.  The first monthly report, due on the 20th day of December
                     2001, shall include all information required in Paragraphs a-e of Condition 22 starting from the date of PNK (LAKE CHARLES), L.L.C.'s application for license, November 15, 1999.


            23. To post performance and payment bonds incorporating such terms and conditions as required by the Board, no later than ten (10) days after Board approval of the contracts referenced in Condition 15b, for construction of the Approved Project in accordance with the plans and specifications approved by the Board, with or by a company or companies approved by the Board. Additional time may be granted by the Board in its sole discretion upon timely request for good cause shown. Failure to meet this deadline or to timely receive a waiver or extension of time from the Board may result in forfeiture of all privileges to the riverboat license.


            24. To maintain a policy or policies of general liability insurance insuring all non-employee passengers, guests, patrons, etc. against personal injury and damage to property which they may sustain in connection with or arising out of their presence on the riverboat, the golf course, the hotel, and all other related and support facilities operated by PNK (LAKE CHARLES), L.L.C. The policy of liability insurance shall be in an amount of not less than Fifty Million Dollars ($50,000,000.00). PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. shall maintain all other commercially reasonable insurance coverages, including, but not limited to, worker's compensation, business automobile liability, and commercial marine hull insurance. The Board may require additional types of insurance coverage or coverage limits if it determines that such additions are commercially reasonable based on a review of the types and limits of coverages maintained by other riverboat gaming licensees or other similar projects.


            25. To immediately notify the Board in writing and provide monthly updates of any lawsuit(s) concerning the Approved Project or PNK (LAKE CHARLES), L.L.C. Any lawsuits involving Pinnacle Entertainment, Inc. or any Pinnacle subsidiary, any disputes, or other matters that may substantially impact the Approved Project or be required to be reported to any governmental entity shall be reported to the Board.


            26. To achieve and adhere to the following general economic and procurement goals in conducting riverboat operations related to the Approved Project:

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                 a.  To procure twelve and one-half percent (12.5%) of the total cost of goods and services from minority owned and majority minority owned companies;

                 b. To procure twelve and one-half percent (12.5%) of the total costs of goods and services from female and majority female owned companies;

                 c. To procure eighty percent (80%) of the total cost of goods and services from Louisiana based companies;

                 d. To hire minorities ten percent (10%) greater than in proportion to the population of Calcasieu Parish.

                 e. To hire females ten percent (10%) greater than in proportion to the population of Calcasieu Parish; and

                 f.  To hire at least eighty percent (80%) Louisiana residents.


             27. In the event that either PNK (LAKE CHARLES), L.L.C. or Pinnacle
                 Entertainment, Inc., or both, file a voluntary petition under any chapter of the Bankruptcy Code or an involuntary petition is filed against either PNK (LAKE CHARLES), L.L.C. or Pinnacle Entertainment, Inc., or both, which petition is not dismissed within sixty (60) days after filing, then each of the following conditions shall apply.

                 a. All references herein to the "Bankruptcy Code" shall mean Title 11 of the United States Code as it exists or may hereafter be amended.

                 b. All time periods provided for in this document shall be considered to run continuously and without interruption or suspension; that is, it is intended and agreed by PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. that no time period shall be considered to be interrupted or suspended by the automatic stay or by the occurrence of any event such as the conversion of a pending bankruptcy case, appointment of a trustee, entry of an order for relief in an involuntary case, or similar event.

                 c. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. acknowledge and agree that for purposes of the Bankruptcy Code, the enforcement of Louisiana Gaming Control Law, the rules and regulations, and these conditions is an exercise by a governmental

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                     unit of its police and regulatory powers not subject to the automatic stay imposed by Section 362 of the Bankruptcy
                     Code.

                 d. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. acknowledge and agree that PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. have no interest in or claim to the fees or taxes due the state as a result of riverboat gaming operations. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. acknowledge and agree that these fees and taxes are to be held in trust on behalf of the state of Louisiana from the moment the funds are received as part of the gaming operations of PNK (LAKE CHARLES), L.L.C.

                 e. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. agree that "Applicable Law" as that term is defined in
                     Section 365 of the Bankruptcy Code in all cases excuses the Board from accepting performance from any entity other that PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. to whom PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. may propose to "assign" or transfer all or any part of its "assets."

                 f. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. agree that the Board has no duty to consent or consider whether it may consent to any proposed assumption and assignment pursuant to Section 365 of the Bankruptcy Code.

                 g. Whether PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. are in default of these conditions at the time of commencement of a voluntary or involuntary bankruptcy filing, PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. shall not be excused from full and timely performance under these conditions.

                 h. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. agree to give the Board seven calendar days prior notice of the intent to file a voluntary bankruptcy petition. Within twenty-four (24) hours of the receipt of notice, formal or informal, of the commencement of an involuntary case against PNK (LAKE CHARLES), L.L.C. and/or Pinnacle Entertainment, Inc., both verbal and written notice of the involuntary filing will be made to the Chairman of the Louisiana Gaming Control Board.

                 i. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. agree to entry of an immediate order from the Bankruptcy Court, without any waiver of sovereign immunity, on the Board's ex parte motion:

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                     1)  Granting to the Board a modification of the automatic
                         stay and/or recognition that the automatic stay is not applicable allowing the Board to fully enforce each of these conditions and all other regulatory laws of the state of Louisiana. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. hereby agree that in such a case, "cause" as defined by the Bankruptcy Code would exist for the immediate entry by the Bankruptcy Court of such an order modifying the automatic stay; and

                     2) If deemed necessary or advisable by the Board, compelling PNK (LAKE CHARLES), L.L.C. and/or Pinnacle Entertainment, Inc. to appear immediately and show cause why the privileges related to the license of PNK (LAKE CHARLES), L.L.C. should not be immediately surrendered by PNK (LAKE CHARLES), L.L.C.


                 j. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. agree that neither the commencement of a bankruptcy case nor the automatic stay shall interrupt or suspend the tolling of any applicable cure period. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. agree that the filing of a bankruptcy petition, voluntary or involuntary, shall not suspend, interrupt or stay the running of the five (5) year term of the riverboat license which term shall commence on the first calendar day following certification of the results of the Local Referendum.


           28. To report immediately in writing to the Board any failure to comply with these conditions or any provision of the LGCL, or rules of the Board along with an explanation of the reasons therefore.

           29. To comply with any and all orders, directives and policy decisions of the Board or the Division.


           30. To have any request for relief, extension of time or modification of condition presented to the LGCB for resolution by the LGCB in its sole and absolute discretion. Except as provided in Condition 17, any decision of the LGCB regarding a condition, or a modification of or dispute regarding a condition, is not subject to judicial review by means of the appeals process set forth in the Louisiana Gaming Control Law, provided however that nothing herein shall be construed to preclude PNK (LAKE CHARLES), L.L.C. or Pinnacle Entertainment, Inc. from seeking declaratory or injunctive relief from the Nineteenth Judicial

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                 District Court pursuant to such court's original jurisdiction in accordance with Louisiana Constitution Article V, (S)16(A).

           31. That the term of the license of PNK (LAKE CHARLES), L.L.C. shall commence to run from the date of certification of the results of the Local Referendum.


           32. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. acknowledge and agree that any request for approval of a transfer of ownership interest of PNK (LAKE CHARLES), L.L.C. will not be approved by the Board unless the proposed purchaser agrees to all conditions set forth in this document, and demonstrates to the satisfaction of the Board the ability to satisfy all conditions.


           33. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. acknowledge and agree that the privileges they receive hereunder are not assignable or transferable in any manner.


           34. All reports required by LGCL, rules and regulations, or these conditions shall be signed and certified by an officer of PNK (LAKE CHARLES), L.L.C. or Pinnacle Entertainment, Inc. and delivered to the:

                 a. Louisiana Gaming Control Board, c/o Louisiana State Police Audit Division, Post Office Box 66614, #41, Baton Rouge, LA 70896, and,

                 b. Office of the Attorney General, Gaming Division, 339 Florida Street, Suite 500, Baton Rouge, LA 70801.


            35. That upon determination of a need therefore, the Board may, in its sole discretion, appoint a monitor who shall report directly to the Board on any and all aspects of the Approved Project until completion of the Approved Project. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. agree to make all records of any nature whatsoever available to the monitor at any time upon request. The costs of such monitor shall be paid by PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. to be determined by the Board.


            36. PNK (LAKE CHARLES), L.L.C. and Pinnacle Entertainment, Inc. acknowledge and agree that the conditions set forth herein are not a

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

                 limitation upon the authority or the rights of the Board under any provisions of state or federal law.


    THUS DONE AND SIGNED by Appearers in the presence of the

undersigned witnesses on this 20/th/ day of November, 2001.



WITNESSES                                    PINNACLE ENTERTAINMENT, INC.
                                             PNK (LAKE CHARLES), L. L. C.


/s/ Witness                             By:  /s/ Paul Alanis
--------------------                         -------------------------------
                                             Paul Alanis, President and CEO


/s/ Witness
--------------------




          /s/ Notary Public
          ------------------------------------------
                         NOTARY PUBLIC



Approved By:

The Louisiana Gaming Control Board


/s/ Hillary J. Crain
---------------------------------------
Hillary J. Crain, Chairman
By Authority and on Behalf of the Board

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